UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	7414003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2026, the Company consummated the previously announced private placement pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated December 26, 2025, by and between the Company and the investor party thereto (the “Closing”), as described further in the Company’s Current Report on Form 8-K filed by the Company on December 29, 2025 (the “December 29, 2025 Current Report”).

Pursuant to the terms of the Securities Purchase Agreement referenced above, on December 19, 2025, the Board increased the size of the Board to nine members and appointed Mr. Reuven Yeganeh to serve as a Class 1 director on the Board, effective as of the Closing, for a term ending at the Company’s annual meeting of stockholders to be held in 2027, subject to the Lead Buyer (as defined in the Securities Purchase Agreement) beneficially owning, on an as-converted basis, at least 9.99% of the Company’ shares of common stock. Additionally, the Board has determined that Mr. Yeganeh qualifies as an independent director under the applicable rules of NYSE American.

Since 2024, Mr. Yeganeh, age 47, has been the Chief Executive Officer, or CEO, of Continual Ltd. From 2020 to 2023, Mr. Yeganeh managed investments as a derivatives trader in Inbar Group Finance Ltd. Previously, he served as Chairman of the board of directors of Fantasy Network (2018-2020), which specialized in cannabis investments, and Direct Capital (2018-2019), which was engaged in real estate investments. Prior to 2012, Mr. Yeganeh worked for various investment companies providing managing investment strategy. Further, from 1998 through 2001, Mr. Yeganeh served as a Non-Commissioned Officer it the Israeli Air Force. Mr. Yeganeh has also served as a director of Nukkleus Inc. since 2024. Mr. Yeganeh holds a B.A. in Economics and Management with a specialization in Finance from Rupin Academic Center and is a Licensed Investment Portfolio Manager by the Israel Securities Authority.

In connection with Mr. Yeganeh’s appointment to the Board, on January 13, 2026, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Yeganeh on substantially the same terms as the agreements previously entered into between the Company and each of its other directors. The form of indemnification agreement entered into between the Company and each of its directors is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 20, 2024, and is incorporated herein by reference. The Indemnification Agreements provide customary indemnification protections to the indemnitees, including indemnification against all expenses, judgments, fines and amounts paid in settlement and advancement of expenses (subject to customary limitations).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2026, the Company filed a Certificate of Designations of Series Y Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware in connection with the Closing and the consummation of the previously announced private placement of shares of its Series Y Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and warrants to purchase shares of the Company’s common stock. On January 13, 2026, the Company issued 3,300 shares of the Preferred Stock.

The description of the Certificate of Designations contained in Item 1.01 of the December 29, 2025 Current Report is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, the form of which was filed as Exhibit 3.1 to the December 29, 2025 Current Report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

January 14, 2026	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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